ServiceNow Reports First Quarter 2026 Financial Results
•ServiceNow beats high end of guidance across all Q1 2026 topline growth and profitability metrics, raises full year subscription revenues outlook
•Subscription revenues of $3,671 million in Q1 2026, representing 22% year-over-year growth, 19% in constant currency
•Total revenues of $3,770 million in Q1 2026, representing 22% year-over-year growth, 19% in constant currency
•Current remaining performance obligations of $12.64 billion as of Q1 2026, representing 22.5% year-over-year growth, 21% in constant currency
•Remaining performance obligations of $27.7 billion as of Q1 2026, representing 25% year-over-year growth, 23.5% in constant currency
•Now Assist customers spending over $1 million in annual contract value grew over 130% year-over-year

SANTA CLARA, Calif. - April 22, 2026 - ServiceNow (NYSE: NOW), the AI control tower for business reinvention, today announced financial results for its first quarter ended March 31, 2026, with subscription revenues of $3,671 million in Q1 2026, representing 22% year-over-year growth and 19% in constant currency.
“ServiceNow’s first quarter performance beat the high end of our guidance once again,” said ServiceNow Chairman and CEO Bill McDermott. “Since our founding, we’ve built our platform around the work customers need to accomplish. Today, they rely on ServiceNow to be their AI control tower for business reinvention. Customers trust our platform because we integrate with any model, cloud, interface, data, and system they choose to deploy. As new technologies create both opportunity and risk, our two decades of engineering combined with deep business context enable us to orchestrate and secure the agentic enterprise. With this foundation, our AI growth is far exceeding even our own expectations, reinforcing our position as one of the fastest growing enterprise software companies ever.”
As of March 31, 2026, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $12.64 billion, representing 22.5% year-over-year growth and 21% in constant currency. The company had 16 transactions over $5 million in net new annual contract value (“ACV”) in Q1 2026, representing nearly 80% year-over-year growth, and ended the quarter with 630 customers with more than $5 million in ACV, representing approximately 22% year-over-year growth.
“In Q1, we exceeded the high end of our topline and profitability guidance metrics, grew free cash flow, and returned capital to shareholders,” said ServiceNow President and CFO Gina Mastantuono. “The early close of our Armis acquisition meaningfully expands our TAM and accelerates our subscription revenue growth trajectory. With agentic AI, workflow orchestration, security, and data fabric converging on a single platform, we believe the most compelling chapter in ServiceNow's growth story is just beginning.”
Recent Business Highlights
Innovation
This quarter, ServiceNow advanced enterprise AI into new product categories, new ways of working, and a new commercial model.

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•In April, ServiceNow delivered a complete AI-native experience across every commercial tier, with AI, data connectivity, workflow execution, security, and governance built in by default. At the center is Context Engine, the organizational intelligence that grounds every AI decision in live enterprise context: which asset ties to a regulated process, which approval chain applies, and which decision precedent governs the outcome. New Build Agent Skills let developers build from any tool they already use and deploy directly to ServiceNow.
•ServiceNow also launched Autonomous Workforce, a new class of AI specialists that execute enterprise jobs end-to-end with built-in governance and human oversight. The first available out-of-the-box is a Level 1 Service Desk AI Specialist that autonomously diagnoses and resolves common IT support requests.
•ServiceNow announced ServiceNow EmployeeWorks, a conversational front door for the enterprise that connects intent to governed action across any system, combining Moveworks' AI and enterprise search with ServiceNow's autonomous workflows to turn plain-language requests into completed actions.
Partnerships
ServiceNow's partner ecosystem expanded significantly in Q1, with leading companies building on the platform to deliver AI at a global scale.
•ServiceNow and Google Cloud unveiled a suite of AI solutions spanning 5G networks, retail, and IT operations, enabling enterprises to detect and resolve issues before they reach customers. Google Cloud also named ServiceNow its 2026 Partner of the Year for Global Business Applications and Agentic Innovation.
•ServiceNow and NVIDIA advanced their partnership in building governed enterprise AI at NVIDIA GTC in March, announcing how ServiceNow Autonomous Workforce can leverage NVIDIA’s latest AI infrastructure. The companies also previewed a new integration between the NVIDIA Enterprise AI Factory and ServiceNow AI Control Tower, along with a joint benchmarking framework for voice and multimodal AI deployment.
•ServiceNow, NTT DOCOMO, and StarHub introduced the industry's first inter-carrier autonomous roaming resolution model using ServiceNow CRM to automatically detect, diagnose, and resolve faults across carrier boundaries in real time.
Industry Expansion
This quarter, the ServiceNow AI Platform drove measurable outcomes across multiple industries, turning industry depth into operational results.
•TridentCare deployed the ServiceNow AI Platform to transform end-to-end operations across 5.4 million annual patient visits, replacing manual coordination with autonomous, AI-driven processes and achieving 96% scheduling automation and a 57% reduction in patient wait times.
•ServiceNow debuted Healthcare Operations, a new solution that embeds a shared operational system of record directly into the electronic medical record system to connect care teams with facilities, biomed, and IT support on a single platform, giving clinicians more time for patient care.
•Bell, Canada's leading telecommunications provider, reported a 25% improvement in customer response time and 90% positive feedback on AI accuracy after deploying ServiceNow AI Agents in Telecom, powered by ServiceNow Autonomous CRM.
•ServiceNow unveiled Industrial Connected Workforce, allowing fragmented quality, warranty, orders, and quoting systems to be connected in a single operational view and replacing paper-based processes with real-time digital guidance to preserve institutional knowledge as experienced workers retire.
Acquisitions
ServiceNow closed two acquisitions that are designed to give enterprises a unified, end-to-end security stack that can see, decide, and act across the entire technology footprint.
•ServiceNow closed its acquisition of Armis on April 20, 2026. By combining Armis' real-time asset discovery and cyber exposure management with ServiceNow's AI Control Tower and automated workflows, the two companies intend to deliver a unified, end-to-end security platform that can see, decide, and act across environments.

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•ServiceNow closed its acquisition of Veza on March 2, 2026. The acquisition extends ServiceNow’s security capabilities and aims to give enterprises complete visibility and control over who and what can access critical data, applications, and AI agents.
Investment
•ServiceNow repurchased approximately 20.1 million shares of common stock during Q1, with the primary objective of managing the impact of dilution, including 18.5 million shares through its previously announced $2B accelerated share repurchase as well as another 1.6 million shares for $225 million through open market transactions. As of the end of the quarter, approximately $4.2 billion remained available under the share repurchase program1.
Recognition
ServiceNow's leadership in AI innovation and workplace culture earned recognition from analysts and institutions across the industry.
•ServiceNow was recognized as a leader in multiple analyst reports, including The Forrester WaveTM: Industry Cloud Solutions for Public Sector, Q1 20262, The Forrester WaveTM: Customer Service Solutions, Q1 20263, the IDC MarketScape: Worldwide AIOps 2026 Vendor Assessment4, the 2026 ISG Buyers Guide™ for Application Platforms5, and the 2026 ISG Buyers Guide™ for Field Service Management6.
•ServiceNow was named to Fast Company’s Most Innovative Companies 2026 list in Applied AI and Ethisphere’s 2026 World’s Most Ethical Companies, reflecting the company’s commitment to responsible, cutting-edge AI innovation. ServiceNow also earned a spot on Glassdoor’s Best Places to Work in Tech and AI 2026 list and the inaugural American Opportunity Index’s Where You Work Matters list, highlighting employers that invest in workforce growth and opportunity.
(1) The program does not have a fixed expiration date, may be suspended, or discontinued at any time, and does not obligate ServiceNow to acquire any amount of its common stock. The timing, manner, price, and amount of any repurchases will be determined by ServiceNow at its discretion and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations.

(2) The Forrester Wave™: Industry Cloud Solutions for Public Sector, Q1 2026, Forrester Research, Inc., February 19, 2026.

(3) The Forrester Wave™: Customer Service Solutions, Q1 2026, Forrester Research, Inc., March 10, 2026.

Forrester Disclaimer
Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at https://www.forrester.com/about-us/objectivity/.

(4) IDC MarketScape: Worldwide AIOps 2026 Vendor Assessment (doc #US54116226, March 2026).

(5) ISG Buyers Guide™ for Application Platforms, 2026, ISG Research®, February 2026.

(6) ISG Buyers Guide™ for Field Service Management, 2026, ISG Research®, February 2026.

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First Quarter 2026 GAAP and Non-GAAP Results:
The following table summarizes our financial results for the first quarter 2026:

	First Quarter 2026 GAAP Results		First Quarter 2026 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(2)	Year/Year Growth (%)
Subscription revenues	$3,671	22%	$3,572	19%
Professional services and other revenues	99	18.5%	96	15.5%
Total revenues	$3,770	22%	$3,668	19%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(2)	Year/Year Growth (%)
cRPO	$12.64	22.5%	$12.45	21%
RPO	$27.7	25%	$27.3	23.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(3)	Margin (%)(3)
Subscription gross profit	$2,851	77.5%	$2,997	81.5%
Professional services and other gross loss	(21)	(21%)	(9)	(9%)
Total gross profit	$2,830	75%	$2,988	79.5%
Income from operations	$503	13.5%	$1,199	32%
Net cash provided by operating activities	$1,670	44.5%
Free cash flow			$1,665	44%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(3)	Earnings per Basic/Diluted Share ($)(3)
Net income	$469	$0.45 / $0.45	$1,012	$0.98 / $0.97
(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(3)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
Note: Numbers rounded for presentation purposes and may not foot.

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Financial Outlook
Our guidance includes GAAP and non‑GAAP financial measures. The non‑GAAP growth rates for subscription revenues are adjusted for constant currency by excluding the effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and the non-GAAP growth rates for cRPO are adjusted only for constant currency to provide better visibility into the underlying business.
In Q1 2026, subscription revenues growth saw an approximately 75 basis point headwind from delayed closings of several large on-premise deals in the Middle East, due to the ongoing conflict in the region. This outlook reflects a prudent assessment of those geopolitical headwinds on deal timing for the remainder of FY 2026.
Our Q2 2026 subscription revenues growth, Q2 2026 cRPO growth, and FY 2026 subscription revenues growth guidance each include approximately 125 basis points of contribution from Armis. A portion of Armis customer contracts include termination‑for‑convenience provisions, which limit the amount of contract value reflected in cRPO.
The acquisition is also expected to create headwinds of approximately 25 basis points to FY 2026 subscription gross margin, approximately 75 basis points to FY 2026 operating margin, approximately 200 basis points to FY 2026 free cash flow margin, and approximately 125 basis points to Q2 2026 operating margin. While we will see some near-term headwinds to margins as we integrate the business in FY 2026, strong AI efficiencies internally from Now on Now and our underlying platform leverage are expected to normalize our operating and free cash flow margin expansion trajectories in FY 2027.
The following table summarizes our guidance for the second quarter 2026:

	Second Quarter 2026 GAAP Guidance		Second Quarter 2026 Non-GAAP Guidance(1)
	Amount ($ millions)(2)	Year/Year Growth (%)(2)	Constant Currency Year/Year Growth (%)
Subscription revenues	$3,815 - $3,820	22.5%	21% - 21.5%
cRPO		19%	19.5%

			Margin (%)(3)
Income from operations			26.5%

		Amount (billions)
Weighted-average shares used to compute diluted net income per share		1.04
(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 31-day average of foreign exchange rates for March 2026 for entities reporting in currencies other than U.S. Dollars.
(3)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.

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The following table summarizes our guidance for the full-year 2026:

	Full-Year 2026 GAAP Guidance		Full-Year 2026 Non-GAAP Guidance(1)
	Amount ($ millions)(2)	Year/Year Growth (%)(2)	Constant Currency Year/Year Growth (%)
Subscription revenues	$15,735 - $15,775	22% - 22.5%	20.5% - 21%

			Margin (%)(3)
Subscription gross profit			81.5%
Income from operations			31.5%
Free cash flow			35%

		Amount (billions)
Weighted-average shares used to compute diluted net income per share		1.04
(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2026 guidance are based on the 31-day average of foreign exchange rates for March 2026 for entities reporting in currencies other than U.S. Dollars.
(3)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
Note: Numbers are rounded for presentation purposes and may not foot.

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Conference Call Details
The conference call will begin at 2 p.m. Pacific Daylight Time (21:00 GMT) on April 22, 2026. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.
https://events.q4inc.com/attendee/481376230
An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (647) 362‑9199 (Passcode: 8135305).
Investor Presentation Details
An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.
Financial Analyst Day
ServiceNow will host its Financial Analyst Day 2026 on Monday, May 4, at 1:30 p.m. PT in Las Vegas, Nevada. This half‑day program will feature presentations by ServiceNow executives who will provide financial updates and showcase ServiceNow’s latest capabilities for AI-driven workflows and platform innovation. A livestream will also be available the day of the event and a replay will be posted the following day at https://investors.servicenow.com.
Upcoming Investor Conferences
ServiceNow today announced that it will attend and have executives present at five upcoming investor conferences.
These include:
•ServiceNow President, Chief Product Officer and Chief Operating Officer Amit Zavery will participate in a fireside chat at the JP Morgan Global Technology, Media and Communications Conference on Tuesday, May 19, 2026, at 12:35 p.m. PT.
•ServiceNow President and Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Jefferies Software, Internet, and AI Conference on Wednesday, May 27, 2026, at 12:30 p.m. PT.
•ServiceNow President, Chief Product Officer and Chief Operating Officer Amit Zavery will participate in a fireside chat at the William Blair Growth Stock Conference on Wednesday, June 3, 2026, at 10:00 a.m. PT.
•ServiceNow President and Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Bank of America Global Technology Conference on Wednesday, June 3, 2026, at 11:20 a.m. PT.
•ServiceNow Executive Vice President and General Manager, Data & Analytics Gaurav Rewari will participate in a fireside chat at the Evercore Global TMT Conference on Wednesday, June 3, 2026, at 2:10 p.m. PT.
The live webcast for each will be accessible on the investor relations section of the ServiceNow website at
https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.
Statement Regarding Use of Non-GAAP Financial Measures
We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q1 2025, the average exchange rates in effect for our major currencies were

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1 USD to 0.95 Euros and 1 USD to 0.79 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q1 2026, the average exchange rates in effect for our major currencies were 1 USD to 0.85 Euros and 1 USD to 0.74 GBP). Guidance for revenues related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.
•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q1 2025, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.77 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q1 2026, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.87 Euros and 1 USD to 0.76 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.
•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of purchased intangibles, legal settlements, impairment of assets, severance costs, contract termination costs, business combination and other related costs including compensation expense, gains and losses on strategic investments, net, and income tax effects and adjustments. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.
Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.
Use of Forward-Looking Statements
This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook” and statements regarding the expected benefits of our announced partnerships and acquisitions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.
Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting

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requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services, including products that incorporate AI technology; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships, and realize the anticipated benefits thereof; global macroeconomic and political conditions including tariffs, inflation and armed conflicts; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; our ability to execute share repurchases, including the timing, manner, price, and amount of any repurchase; and fluctuations and volatility in our stock price.
Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2025, and in other filings we make with the Securities and Exchange Commission from time to time.
We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About ServiceNow
ServiceNow (NYSE: NOW) is the AI control tower for business reinvention. The ServiceNow AI Platform integrates with any cloud, any model, and any data source to orchestrate how work flows across the enterprise. By unifying legacy systems, departmental tools, cloud applications, and AI agents, ServiceNow provides a single pane of glass that connects intelligence to execution across every corner of business. With more than 95 billion workflows running on the platform each year, ServiceNow helps organizations turn fragmented operations into coordinated, autonomous workflows that deliver measurable results. Learn how ServiceNow puts AI to work for people at www.servicenow.com.
© 2026 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.
Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com
Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

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ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues:
Subscription	$3,671	$3,005
Professional services and other	99	83
Total revenues	3,770	3,088
Cost of revenues (1):
Subscription	820	561
Professional services and other	120	90
Total cost of revenues	940	651
Gross profit	2,830	2,437
Operating expenses (1):
Sales and marketing	1,216	1,054
Research and development	823	703
General and administrative	288	229
Total operating expenses	2,327	1,986
Income from operations	503	451
Interest income	88	115
Other income (expense), net	82	(11)
Income before income taxes	673	555
Provision for income taxes	204	95
Net income	$469	$460
Net income per share - basic (2)	$0.45	$0.44
Net income per share - diluted (2)	$0.45	$0.44
Weighted-average shares used to compute net income per share - basic (2)	1,035	1,034
Weighted-average shares used to compute net income per share - diluted (2)	1,040	1,047
(1)Includes stock-based compensation as follows:

	Three Months Ended
	March 31, 2026	March 31, 2025
Cost of revenues:
Subscription	$84	$68
Professional services and other	12	11
Operating expenses:
Sales and marketing	150	148
Research and development	236	185
General and administrative	76	58
(2)Prior period results have been retroactively adjusted to reflect the effects of the five-for-one stock split, which was effective December 17, 2025

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ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,702	$3,726
Marketable securities	2,480	2,558
Accounts receivable, net	1,713	2,627
Current portion of deferred commissions	591	590
Prepaid expenses and other current assets	949	970
Total current assets	8,435	10,471
Deferred commissions, less current portion	1,129	1,114
Long-term marketable securities	2,724	3,771
Strategic investments	1,743	1,542
Property and equipment, net	2,250	2,289
Operating lease right-of-use assets	831	806
Intangible assets, net	1,479	1,121
Goodwill	4,541	3,578
Deferred tax assets	914	1,056
Other assets	335	290
Total assets	$24,381	$26,038
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$427	$204
Accrued expenses and other current liabilities	1,408	1,813
Current portion of deferred revenue	8,030	8,314
Current portion of operating lease liabilities	118	112
Total current liabilities	9,983	10,443
Deferred revenue, less current portion	99	120
Operating lease liabilities, less current portion	822	800
Long-term debt, net	1,491	1,491
Other long-term liabilities	258	220
Stockholders’ equity	11,728	12,964
Total liabilities and stockholders’ equity	$24,381	$26,038

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ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$469	$460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	258	160
Amortization of deferred commissions	168	145
Stock-based compensation	547	470
Deferred income taxes	102	32
Other	(82)	4
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	912	901
Deferred commissions	(195)	(155)
Prepaid expenses and other assets	(42)	(139)
Accounts payable	250	234
Deferred revenue	(278)	(148)
Accrued expenses and other liabilities	(439)	(287)
Net cash provided by operating activities	$1,670	$1,677
Cash flows from investing activities:
Purchases of property and equipment	(141)	(205)
Business combinations, net of cash acquired	(1,325)	(18)
Purchases of other intangibles	—	(34)
Purchases of marketable securities	(31)	(1,140)
Purchases of strategic investments	(121)	(4)
Sales and maturities of marketable securities	1,139	1,181
Other	28	3
Net cash used in investing activities	$(451)	$(217)
Cash flows from financing activities:
Proceeds from employee stock plans	153	153
Repurchases of common stock	(2,225)	(298)
Taxes paid related to net share settlement of equity awards	(164)	(253)
Net cash used in financing activities	$(2,236)	$(398)
Foreign currency effect on cash, cash equivalents and restricted cash	(5)	5
Net change in cash, cash equivalents and restricted cash	(1,022)	1,067
Cash, cash equivalents and restricted cash at beginning of period	3,732	2,310
Cash, cash equivalents and restricted cash at end of period	$2,710	$3,377

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ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Gross profit:
GAAP subscription gross profit	$2,851	$2,444
Stock-based compensation	84	68
Amortization of purchased intangibles	61	20
Severance costs	1	—
Non-GAAP subscription gross profit	$2,997	$2,532

GAAP professional services and other gross loss	$(21)	$(7)
Stock-based compensation	12	11
Non-GAAP professional services and other gross (loss) profit	$(9)	$4

GAAP gross profit	$2,830	$2,437
Stock-based compensation	96	79
Amortization of purchased intangibles	61	20
Severance costs	1	—
Non-GAAP gross profit	$2,988	$2,536

Gross margin:
GAAP subscription gross margin	77.5%	81.5%
Stock-based compensation as % of subscription revenues	2.5%	2.5%
Amortization of purchased intangibles as % of subscription revenues	1.5%	0.5%
Severance costs as % of subscription revenues	—%	—%
Non-GAAP subscription gross margin	81.5%	84.5%

GAAP professional services and other gross margin	(21%)	(8.5%)
Stock-based compensation as % of professional services and other revenues	11.5%	13%
Non-GAAP professional services and other gross margin	(9%)	4%

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	Three Months Ended
	March 31, 2026	March 31, 2025
GAAP gross margin	75%	79%
Stock-based compensation as % of total revenues	2.5%	2.5%
Amortization of purchased intangibles as % of total revenues	1.5%	0.5%
Severance costs as % of total revenues	—%	—%
Non-GAAP gross margin	79.5%	82%

Income from operations:
GAAP income from operations	$503	$451
Stock-based compensation	558	470
Amortization of purchased intangibles	77	21
Business combination and other related costs	43	11
Severance costs	18	—
Non-GAAP income from operations	$1,199	$953

Operating margin:
GAAP operating margin	13.5%	14.5%
Stock-based compensation as % of total revenues	15%	15%
Amortization of purchased intangibles as % of total revenues	2%	0.5%
Business combination and other related costs as % of total revenues	1%	0.5%
Severance costs as % of total revenues	0.5%	—%
Non-GAAP operating margin	32%	31%

Net income:
GAAP net income	$469	$460
Stock-based compensation	558	470
Amortization of purchased intangibles	77	21
Business combination and other related costs	43	11
Severance costs	18	—
(Gains)/losses on strategic investments, net (3)	(87)	—
Income tax effects and adjustments(1) (3)	(66)	(116)
Non-GAAP net income (3)	$1,012	$846

Net income per share - basic and diluted:
GAAP net income per share - basic (2)	$0.45	$0.44
GAAP net income per share - diluted (2)	$0.45	$0.44
Non-GAAP net income per share - basic (2) (3)	$0.98	$0.82
Non-GAAP net income per share - diluted (2)(3)	$0.97	$0.81
Weighted-average shares used to compute net income per share - basic (2)	1,035	1,034
Weighted-average shares used to compute net income per share - diluted (2)	1,040	1,047

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	Three Months Ended
	March 31, 2026	March 31, 2025
Free cash flow:
GAAP net cash provided by operating activities	$1,670	$1,677
Purchases of property and equipment	(141)	(205)
Business combination and other related costs	136	5
Non-GAAP free cash flow	$1,665	$1,477

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	44.5%	54.5%
Purchases of property and equipment as % of total revenues	(3.5%)	(6.5%)
Business combination and other related costs as % of total revenues	3.5%	—%
Non-GAAP free cash flow margin	44%	48%
(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 21% and 20% for the three months ended March 31, 2026 and 2025, respectively. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
(2)Prior period results have been retroactively adjusted to reflect the effects of the five-for-one stock split, which was effective December 17, 2025.
(3)Prior period results have been retroactively adjusted to reflect the exclusion of gains and losses on strategic investments.
Note: Numbers are rounded for presentation purposes and may not foot.

16

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
June 30, 2026
GAAP operating margin	3.5%
Stock-based compensation expense as % of total revenues	16%
Amortization of purchased intangibles as % of total revenues	4%
Business combination and other related costs as % of total revenues	2%
Severance costs as % of total revenues	1%
Non-GAAP operating margin	26.5%

17

Twelve Months Ending
December 31, 2026
GAAP subscription gross margin	76%
Stock-based compensation expense as % of subscription revenues	2%
Amortization of purchased intangibles as % of subscription revenues	3%
Severance costs as % of subscription revenues	—%
Non-GAAP subscription margin	81.5%

GAAP operating margin	11%
Stock-based compensation expense as % of total revenues	15%
Amortization of purchased intangibles as % of total revenues	4%
Business combination and other related costs as % of total revenues	1%
Severance costs as % of total revenues	—%
Non-GAAP operating margin	31.5%

GAAP net cash provided by operating activities as % of total revenues	39%
Purchases of property and equipment as % of total revenues	(5%)
Business combination and other related costs as % of total revenues	1%
Non-GAAP free cash flow margin	35%
Note: Numbers are rounded for presentation purposes and may not foot.

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